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Exhibit 99.6

        INSTRUCTION TO REGISTERED HOLDER
FROM BENEFICIAL OWNER

OFFER TO EXCHANGE ALL OUTSTANDING
$400,000,000 2.75% SENIOR NOTES DUE 2017
CUSIP Nos. 00772BAA9 AND G01080AA1
$1,100,000,000 3.75% SENIOR NOTES DUE 2019
CUSIP Nos. 00772BAC5 AND G01080AB9
$1,100,000,000 4.50% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAE1 AND G01080AC7
$800,000,000 5.00% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAK7 AND G01080AE3

OF
AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

To Registered Holder:

        The undersigned hereby acknowledges receipt of the Prospectus dated                , 2015 (the "Prospectus") AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor") and accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with the Prospectus, constitute the "Exchange Offer") relating to the offer (the "Exchange Offer") bythe Issuers to exchange (1) up to $400,000,000 aggregate principal amount of new 2.75% Senior Notes due 2017 (the "2.75% Exchange Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the "Unregistered 2.75% Notes"); (2) up to $1,100,000,000 aggregate principal amount of new 3.75% Senior Notes due 2019 (the "3.75% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the "Unregistered 3.75% Notes"); (3) up to $1,100,000,000 aggregate principal amount of new 4.50% Senior Notes due 2021 (the "4.50% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the "Unregistered 4.50% Notes"); and (4) up to $800,000,000 aggregate principal amount of new 5.00% Senior Notes due 2021 (the "5.00% Exchange Notes" and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the "Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the "Unregistered 5.00% Notes" and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

        This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Unregistered Notes held by you for the account of the undersigned.

        The aggregate face amount of the Unregistered Notes held by you for the account of the undersigned is (fill in amount):

$                    2.75% of Unregistered Notes

$                    3.75% of Unregistered Notes

$                    4.50% of Unregistered Notes

$                    5.00% of Unregistered Notes

        With respect to the Exchange Offer, the undersigned hereby instructs you (check one of the following boxes):

☐
To TENDER the following Unregistered Notes held by you for the account of the undersigned (insert principal amount of Unregistered Notes to be tendered (if any)):

$                    2.75% of Unregistered Notes

$                    3.75% of Unregistered Notes

$                    4.50% of Unregistered Notes

$                    5.00% of Unregistered Notes

or

☐
NOT to TENDER any Unregistered Notes held by you for the account of the undersigned.

*
Exchange Notes and the untendered portion of Unregistered Notes must be in minimum denominations of $150,000 or any integral multiple of $1,000 in excess thereof.

        If the undersigned instructs you to tender Unregistered Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the undersigned is not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if the undersigned is such an "affiliate," the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the undersigned is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (iii) the undersigned is acquiring the Exchange Notes in the ordinary course of business; (iv) if the undersigned is a broker-dealer that holds Unregistered Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), the undersigned will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer, (v) if the undersigned is a broker-dealer, that the undersigned did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (vi) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

SIGN HERE

Signature(s) of Owner(s)

Date:

        MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF UNREGISTERED NOTES EXACTLY AS NAME(S) APPEAR(S) ON CERTIFICATE(S) REPRESENTING THE UNREGISTERED NOTES OR ON A SECURITY POSITION LISTING OR BY PERSON(S) AUTHORIZED TO BECOME REGISTERED HOLDER(S) OF UNREGISTERED NOTES BY CERTIFICATES AND DOCUMENTS TRANSMITTED HEREWITH. IF SIGNATURE IS BY TRUSTEES, EXECUTORS, ADMINISTRATORS, GUARDIANS, ATTORNEYS-IN-FACT, OFFICERS OF CORPORATIONS OR OTHERS ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE PROVIDE THE FOLLOWING INFORMATION.

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Tax Identification or Social Security Number(s):

3

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  Exhibit 99.6